Exhibit 24.01

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, MARK S. SCHWARTZ and JANE J. WANG, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

/s/ James S. Tisch	/s/ Jane J. Wang
James S. Tisch	Jane J. Wang
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
Date: January 23, 2024	Date: January 25, 2024

/s/ Mark S. Schwartz	/s/ Ann E. Berman
Mark S. Schwartz	Ann E. Berman
Vice President, Chief Accounting Officer and Treasurer	Director
Date: January 23, 2024	Date: January 23, 2024

/s/ Joseph L. Bower	/s/ Charles D. Davidson
Joseph L. Bower	Charles D. Davidson
Director	Director
Date: January 23, 2024	Date: January 23, 2024

/s/ Charles M. Diker	/s/ Paul J. Fribourg
Charles M. Diker	Paul J. Fribourg
Director	Director
Date: January 23, 2024	Date: January 23, 2024

/s/ Walter L. Harris	/s/ Jonathan C. Locker
Walter L. Harris	Jonathan C. Locker
Director	Director
Date: January 23, 2024	Date: January 23, 2024

/s/ Susan P. Peters	/s/ Andrew H. Tisch
Susan P. Peters	Andrew H. Tisch
Director	Director
Date: January 23, 2024	Date: January 23, 2024

/s/ Jonathan M. Tisch	/s/ Anthony Welters
Jonathan M. Tisch	Anthony Welters
Director	Director
Date: January 23, 2024	Date: January 24, 2024